UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

Bella Costa Designs Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-201403	30-0842831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1900 Avenue Of The Stars, Los Angeles, CA 90067
(Address of Principal Executive Offices)

310.843.9300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On September 27, 2017, Nelson Perez, our previous sole officer and director and majority shareholder, entered into stock purchase agreements (the "Purchase Agreements") for the sale of an aggregate of 4,500,000 shares of Common Stock of the Company, representing approximately 81% of the issued and outstanding shares of Common Stock of the Company as of such date, to eleven (11) non-U.S. accredited investors, including Mrs. Lirong Chen who acquired 1,610,965 shares, or approximately 29%, and two U.S. accredited investors, including WP Acquisition Company, LLC who acquired 1,513,035 shares, or approximately 27%.  The Purchase Agreements were fully executed and delivered on September 27, 2017.  The new shareholders other than Lirong Chen and WP Acquisition Company, LLC each acquired less than 4.5% of the outstanding shares.  Consequently, although Lirong Chen and WP Acquisition Company, LLC are not part of an affiliated group, they are collectively now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

In addition, on September 27, 2017, Nelson Perez submitted his resignation from all executive officer positions with the Company, including Chief Executive Officer and President, effective immediately.  In addition, Nelson Perez submitted his resignation as a member of the Board, which resignation is effective immediately.   On September 27, 2017, Lirong Chen was appointed as Chief Executive Officer, Chief Financial Officer, sole Director, and Richard Rappaport was appointed Secretary, each effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mr. Perez and us or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Lirong Chen
Chief Executive Officer and Director

Mrs. Chen is an influential entrepreneur in the catering and food supply industry in Hubei, China since 1992.  She is the chairman of the board of several entities, including Lirong Group., Beijing Longmai No. 1 Lirong Chain Restaurant Management Co., Ltd., Qianjiang Lirong Trade Co., Ltd., and Hubei Lirong Restaurant Management Co., Ltd.  Mrs. Chen is a member of Hubei Women Entrepreneurs Association, the director of the Investment Association of China, the president of Qianjiang Women Entrepreneurs Association, and the president of Qianjiang Crayfish Catering Association.

Mrs. Chen received a bachelor degree in computer science from Yangtze University at 1990.

Richard Rappaport
Secretary

Mr. Rappaport founded WestPark Capital in 1999 in Los Angeles, California. Prior to founding WestPark, Mr. Rappaport had over 22 years of extensive experience in the small cap investment banking and securities markets. Throughout his career he has completed the financings of hundreds of companies, both in the United States and around the world. Before founding WestPark Capital he was the Managing Director of Investment Banking at internationally based Global Capital Securities, and was Managing Director of Investment Banking at Joseph Charles & Associates from 1995 to 1999. At both firms he was in charge of the Investment Banking departments and responsible for all aspects of the firms' corporate finance activities.

From 1987 to 1995, Mr. Rappaport was Managing Director at a Beverly Hills based boutique Investment Bank. He was responsible for all aspects of the firm's public offerings, including new business development. During this period he completed over 25 public offerings and numerous private transactions.

Mr. Rappaport received his B.S. in Business Administration from the University of California at Berkeley, and his M.B.A. from the University of California at Los Angeles. At UCLA, Mr. Rappaport was a recipient of the Wittenberg-Livingston Fellowship and a member of the Beta Gamma Sigma Business Honorary Society.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bella Costa Designs Inc.

Date: September 29, 2017	By:	/s/ Lirong Chen
Name: Lirong Chen
Title: Chief Executive Officer